Exhibit 99.1

HONORING AMERICAN HERO’S: AMERICAN REBEL LIGHT BEER PROUDLY HOSTING THE 101ST AIRBORNE DIVISION’S WEEK OF THE EAGLES CONCERT IN CONJUNCTION WITH THE CELEBRATION HONORING THE U.S. ARMY 250TH BIRTHDAY AT FORT CAMPBELL, KENTUCKY

American Rebel (NASDAQ: AREB) CEO Andy Ross to Headline Patriotic Concert at Fort Campbell | American Rebel Light “Tall Boys” to be Served at the Army 250th Birthday Celebration

Nashville, TN, June 10, 2025 (GLOBE NEWSWIRE) – American Rebel Holdings, Inc. (NASDAQ: AREB), through its American Rebel Beverages subsidiary and America’s Patriotic Beer, American Rebel Light Beer ( www.americanrebelbeer.com ) proudly announces that it is hosting the Week of the Eagles Concert as part of the 101st Airborne Division’s Week of the Eagles Celebration, marking the 250th birthday of the United States Army on June 14, 2025. As America’s Patriotic Beer, American Rebel Light Beer will be served at all concession stands, and the Company’s CEO and Patriotic-rock artist Andy Ross will headline a special patriotic concert at the event.

COMBAT TACTICAL DEMOSTRATION, LIVE MUSIC, AND AMERICAN PRIDE

The day kicks off with an intense live air assault demonstration led by the Screaming Eagles at the Sabalauski Air Assault School , showcasing their elite tactical expertise. Following this powerful display, American Rebel presents a high-energy concert featuring Andy Ross , bringing an electrifying mix of patriotism and music to honor our troops. This exclusive event is free and open only to Active Duty service members, their families, and Veterans with base access , celebrating the dedication, service, and sacrifice of America’s military.

“The 101st Airborne Division is the tip of the spear—our frontline defenders of liberty,” said Andy Ross, CEO of American Rebel Holdings, Inc. “ There’s no greater honor than standing on that stage, guitar in hand, to say ‘thank you’ to these heroes on the 250th birthday of the Army.”

Todd Porter, President of American Rebel Beverage and a U.S. Army Veteran who served with the 101st during Operation Desert Shield and Desert Storm, added: “This isn’t just sponsorship—it’s a homecoming. Celebrating the Screaming Eagles and the 250th birthday of the U.S. Army is a true privilege. It’s about family, sacrifice, and standing strong together as Americans.”

CELEBRATING 250 YEARS OF ARMY EXCELLENCE

Founded in 1775, the U.S. Army has served as the backbone of our nation’s defense. The 101st Airborne Division—known worldwide as the “Screaming Eagles”—played pivotal roles in WWII (D-Day, Market Garden, Battle of the Bulge), and every major conflict since, including Vietnam, Desert Storm, Afghanistan, and Iraq.

At the heart of the action is The Sabalauski Air Assault School, Fort Campbell’s elite training ground where Soldiers earn the prestigious Air Assault Badge—a symbol of tactical excellence and warrior toughness.

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A LEGACY OF VALOR: 101 ST AIRBORNE DIVISION

The 101st Airborne Division, known as the Screaming Eagles, has a legendary history of valor and excellence. From D-Day to Desert Storm, Vietnam to Afghanistan, they’ve remained the U.S. Army’s premier air assault force. Today, the Sabalauski Air Assault School at Fort Campbell trains elite warriors who embody tactical precision and readiness.

Event Information – Annual Week of the Eagles, Special Celebration United States Army’s 250 th Birthday.

The 101st Airborne Division (Air Assault) and Fort Campbell proudly announce our annual Week of the Eagles, June 9th-15th, 2025, with a special celebration marking the United States Army’s 250th Birthday.

For two and a half centuries, the U.S. Army has stood as a beacon of strength, service, and sacrifice— “This We’ll Defend”. The Screaming Eagles, who have played a vital role in the nation’s defense since World War II, will honor the Army’s legacy with a week of commemorative ceremonies, competitions, and tactical demonstrations.

https://campbell.armymwr.com/calendar/event/week-eagles-concert/6888789/99462

Date: Saturday, June 14, 2025

Location: Sabalauski Air Assault School - 6883 Assault St, Fort Campbell, KY 42223

Air Assault Demonstration: 10:00AM (prior to the concert)

Concert Time: Immediately Following the Air Assault Demonstration

Beverage Service: American Rebel Light Beer “Tall Boys” available at all beer-selling concession locations

“This milestone serves as a reminder of the Army’s unwavering dedication to protecting and defending our great nation,” said Col. Martin Meiners, spokesperson for the 101st Airborne Division (Air Assault) and Fort Campbell. “There is no better way to celebrate the Army’s 250 th Birthday than through our annual celebration known as the Week of the Eagles.”

RAISING A TALL BOY FOR THE TROOPS

American Rebel Light Beer, America’s Patriotic Beer, will be available throughout the event—allowing attendees to enjoy a crisp, all-natural light lager while celebrating our nation’s military might. With no corn, no rice, and no additives, American Rebel Light Beer delivers bold flavor and all-American values in every sip.

MWR: Supporting Our Troops & Their Families

The Morale, Welfare, and Recreation (MWR) program plays a vital role in enhancing the quality of life for service members and their families. At Fort Campbell, MWR provides:

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Fitness & Sports Programs: Access to gyms, swimming pools, organized sports leagues, and outdoor recreation.

Entertainment & Leisure: Bowling alleys, movie theaters, gaming centers, and arts & crafts workshops.

Travel & Tickets: Discounted tickets for amusement parks, concerts, and travel packages through Information, Tickets & Travel (ITT).

Outdoor Recreation: Hunting, fishing, camping, and boating opportunities, often with rental equipment available.

Libraries & Education: Military libraries offer books, digital resources, and study programs for service members and families.

Child & Youth Services: Programs for children, including daycare, summer camps, and youth sports leagues.

Single Service Member Programs: Special events and activities tailored for young, single service members to foster camaraderie.

MWR ensures that Soldiers and their families have access to essential services, recreation, and community-building activities, strengthening their resilience and well-being while they serve our nation.

About American Rebel Light Beer

American Rebel Light Beer is America’s Patriotic, God Fearing, Constitution Loving, National Anthem Singing, Stand Your Ground Beer.

American Rebel Light is more than just a beer—it’s a celebration of freedom, passion, and quality. Brewed with care and precision, our light beer delivers a refreshing taste that’s perfect for every occasion.

Since its launch in September 2024, American Rebel Light Beer has rolled out in Tennessee, Connecticut, Kansas, Kentucky, Ohio, Iowa, Missouri, North Carolina, Florida and Indiana and is adding new distributors and territories regularly. For more information about the launch events and the availability of American Rebel Beer, please visit americanrebelbeer.com or follow us on our social media platforms.

Produced in partnership with AlcSource, American Rebel Light Beer ( americanrebelbeer.com ) is a domestic premium light lager celebrated for its exceptional quality and patriotic values. It stands out as America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

American Rebel Light is a Premium Domestic Light Lager Beer – All Natural, Crisp, Clean and Bold Taste with a Lighter Feel. With approximately 100 calories, 3.2 carbohydrates, and 4.3% alcoholic content per 12 oz serving, American Rebel Light Beer delivers a lighter option for those who love great beer but prefer a more balanced lifestyle. It’s all natural with no added supplements and importantly does not use corn, rice, or other sweeteners typically found in mass produced beers.

For more information about American Rebel Light Beer follow us on social media @AmericanRebelBeer

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For more information, visit americanrebelbeer.com

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Light Beer.. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

Watch the American Rebel Story as told by our CEO Andy Ross visit The American Rebel Story

Media Inquiries:

Matt Sheldon

Matt@Precisionpr.co

917-280-7329

American Rebel Holdings, Inc.

info@americanrebel.com

ir@americanrebel.com

American Rebel Beverages, LLC

Todd Porter, President

tporter@americanrebelbeer.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of our continued sponsorship of high profile events, such as the 2025 Week of the Eagles Concert is proudly hosted by American Rebel Beer and Fort Campbell MWR (Sponsorship does not imply DOD endorsement), success and availability of the promotional activities, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2025. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

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